UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 25, 2009

(Date of earliest event reported)

SIRONA DENTAL SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Delaware	000-22673	11-3374812
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30-30 47th Avenue, Suite 500 Long Island City, New York	11101
(Address of principal executive offices)	(Zip Code)

(718) 937-5765

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of Sirona Dental Systems, Inc. (the “Company”), held February 25, 2009, the stockholders of the Company approved an amendment to the Sirona Dental Systems, Inc. Equity Incentive Plan (as amended, the “2006 Plan”), which amendment was previously approved by the Board of Directors of the Company. The amendment increases the maximum number of shares of the Company’s common stock that may be issued under the 2006 Plan to 4,550,000 shares from 2,275,000 shares.

At the same Annual Meeting of Stockholders, held February 25, 2009, the stockholders of the Company approved an amendment to the Company’s 1996 Stock Option Plan (as amended, the “1996 Plan”), which amendment was previously approved by the Board of Directors of the Company. Pursuant to the amendment, the Company, by action of the Executive Compensation Committee of the Board of Directors, may effect an option exchange offer program (the “Option Exchange Offer Program”), to be commenced through one or more option exchange offers, provided that in no event may more than one offer to exchange be made for any outstanding option under the 1996 Plan. Under any option exchange offer, optionees will be offered the opportunity to exchange outstanding, unexercised and unexpired options granted under the 1996 Plan with an exercise price per share equal to $25.10 or greater (the “old options”) for new options (the “replacement options”) granted pursuant to the 2006 Plan, as follows: (1) each old option shall have a “value” (determined in accordance with a generally accepted option valuation method as of a date prior to the commencement of any exchange offer) equal to the value of the old option; (2) the Executive Compensation Committee shall determine an exchange ratio for the Option Exchange Offer Program consistent with the foregoing pursuant to which (a) each replacement option shall represent the right to purchase fewer shares of the Company’s common stock than the shares underlying the old option, and (b) the per share exercise price of each replacement option shall be not less than the fair market value of a share of the Company’s common stock on the date of issuance of the replacement option; (3) each old option or portion thereof that is fully vested shall be exchanged for a replacement option or portion thereof that is unvested as of the date of such exchange but will become fully vested on the first anniversary of the date of such issuance, and each old option or portion thereof that is unvested shall be exchanged for a replacement option or portion thereof that is unvested as of the date of such issuance, but will vest one year from the date(s) as of which the old option would have vested in accordance with its terms; and (4) each replacement option shall have the same expiration date as the old option. All other material terms of each replacement option shall be substantially similar to the old option exchanged therefor except that all new options will be non-statutory options. Subject to the foregoing, the Executive Compensation Committee shall be permitted to determine additional terms, restrictions or requirements relating to the Option Exchange Offer Program.

The foregoing summary of the amendment to the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the amendment to the 1996 Plan is qualified in its entirety by reference to the full text of the 1996 Plan filed as Exhibit 10.2 to this Current Report on Form 8-K. For additional information regarding the amendments to the 2006 Plan and the 1996 Plan, please refer to Proposal No. 2 (Approval of Amendment of 2006 Equity Incentive Plan) and Proposal No. 3 (Approval of Amendment of 1996 Stock Option Plan To Permit Option Exchange Offer Program) of the Company’s Proxy Statement.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Sirona Dental Systems, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A, filed on January 28, 2009)

10.2	Schick Technologies, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Appendix B of the Company’s definitive proxy statement on Schedule 14A, filed on January 28, 2009)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRONA DENTAL SYSTEMS, INC.
(Registrant)

Date:	March 3, 2009	By:	/s/ Jonathan Friedman
Jonathan Friedman Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Sirona Dental Systems, Inc. Equity Incentive Plan, as amended (incorporated by reference to Appendix A of the Company’s definitive proxy statement on Schedule 14A, filed on January 28, 2009)

10.2	Schick Technologies, Inc. 1996 Stock Option Plan, as amended (incorporated by reference to Appendix B of the Company’s definitive proxy statement on Schedule 14A, filed on January 28, 2009)